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                                                                    Exhibit 5(e)





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
COMPLETE AND RETURN THIS REQUEST TO:         THE UNITED STATES LIFE INSURANCE COMPANY
      Administrative Center                       IN THE CITY OF NEW YORK ("USL")
         P. O. Box 1401                         Administrative Center: Houston, TX
     Houston, TX 77251-1401
 (800) 246-1924 * (713) 831-3701                      CHANGE OF BENEFICIARY
 Hearing Impaired (888) 436-5257

                        (Before completing this form please read instructions below and on reverse side.)
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Contract/Certificate No.                       Contract/Certificate Owner                          Annuitant
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METHOD OF PAYMENT: The death proceeds shall be payable in equal shares to the designated beneficiaries as may be living, unless otherwise provided below. In the event no beneficiary survives the Annuitant or Owner, and if this form or the Contract/Certificate does not provide otherwise, the proceeds will be paid to the executors or administrators of the deceased's Estate.

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PRIMARY BENEFICIARY:

FULL NAME                                            RELATIONSHIP TO ANNUITANT                           PERCENTAGES (IF APPLICABLE)
---------                                            -------------------------                           ---------------------------


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If a living or non-testamentary trust is designated as a primary beneficiary, complete the following:

____________________________________________________________________________________________ Dated: _________________________
                                     Name of Trust

CONTINGENT BENEFICIARY (proceeds payable under this designation only if none of the designated primary beneficiaries survives the deceased Annuitant or Owner):

FULL NAME                                            RELATIONSHIP TO ANNUITANT                           PERCENTAGES (IF APPLICABLE)
---------                                            -------------------------                           ---------------------------


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If a living or non-testamentary trust is designated as a contingent beneficiary, complete the following:

____________________________________________________________________________________________ Dated: _________________________
                                     Name of Trust

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The undersigned Contract/Certificate Owner hereby revokes any previous beneficiary designation and any optional mode of settlement with respect to any death benefit proceeds payable at the death of the Annuitant or Owner.

I represent and certify that no insolvency or bankruptcy proceedings are now pending against me.

Dated at _______________________________________________________ this ______________ day of __________________________, 19_______.

____________________________________________________________             _________________________________________________________
                          WITNESS                                                          CONTRACT/CERTIFICATE OWNER

____________________________________________________________             _________________________________________________________
                          WITNESS                                                      ADDITIONAL SIGNATURE (IF REQUIRED)

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This change of beneficiary and/or method of settlement has been approved by the Company at its Administrative Center, and presentation of the Contract/Certificate for endorsement has been waived.


                                                                    THE UNITED STATES LIFE Insurance Company In the City of New York


DATE OF APPROVAL:___________________________________________        BY:______________________________________________________
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USL 8876-1
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                   INSTRUCTIONS FOR DESIGNATING BENEFICIARY

1. All signatures must be in INK and should appear exactly as the name is given in the Contract/Certificate. A separate election for change of beneficiary must be completed for each Contract/Certificate.

2. The full name of the new Beneficiary, relationship to the Annuitant, current mailing address and taxpayer identification number (S.S. No.) should be given for all Beneficiaries. If Beneficiary is to receive payment under life income option, give date of birth.

3. If a Beneficiary is a married woman, her full given name should be used. For example, Mary E. Jones, not Mrs. J.F. Jones.If a Trustee is designated, notification as to the type of trust created should be furnished to the Company.

4. If two Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivor." If three or more Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivors or survivor." If the interest of one Beneficiary is to be contingent to the interest of another, after the name of the first Beneficiary the following words should be placed: "if living; otherwise to."

For your assistance, examples of the wording to be used in some of the more common designations are set out below. In difficult cases where there is doubt as to the proper wording, the Company will prepare a special form for your signature on request.

1.  One Beneficiary                    Jane Doe, wife of the Annuitant

2.  Two Primary Beneficiaries          Jane Doe, wife of the Annuitant, and John
                                       Doe, son, equally, or to the survivor

3.  One Primary and Two Contingent
    Beneficiaries                      Jane Doe, wife of the Annuitant, if
                                       living; otherwise to John Doe and Mary
                                       Doe, children of the Annuitant, equally, or to the survivor

4.  One Primary and One Contingent
    Beneficiary                        Jane Doe, wife of the Annuitant, if
                                       living; otherwise to John Doe, son

5.  Two Primary and One Contingent
    Beneficiary                        John Doe and Mary Doe, parents of the
                                       Annuitant, equally, or to the survivor;
                                       otherwise, to Jane Doe, sister of the
                                       Annuitant

6.  Wife, Primary; Named and
    Unnamed Children, Contingent
    Beneficiaries                      Jane Doe, wife of the Annuitant, if
                                       living; otherwise to Henry Doe, Barbara
                                       Doe, and Paul Doe, children of the
                                       Annuitant, and any other then living
                                       children born of the marriage of the
                                       Annuitant and said wife, equally, or to
                                       the survivors

7.  Wife,  Primary; Children and
    Step-Children                      Mary Doe, wife of the Annuitant, if
                                       living; otherwise, Henry Doe, son
                                       of Contingents the Annuitant, Mary Doe,
                                       step-daughter of the Annuitant, and any
                                       then living children born of the
                                       marriage of the Annuitant and said wife, equally, or to the survivor

8.  Wife, Primary; Unnamed Children
    with Second Contingents            Jane Doe, wife of the Annuitant, if
                                       living; otherwise any then living
                                       children born of the marriage of the
                                       Annuitant and said wife, equally, or to
                                       the survivor; otherwise to Harry Doe and Mabel Doe, parents of the Annuitant, equally, or to the survivor

9.  Business Designations              A. The Beacon Oil Company, Incorporated,
                                          a Texas Corporation Houston, Texas,
                                          employer (or creditor), or its
                                          successors or assigns

                                       B. John Doe, Business Partner

                                       C. Harry Doe, Employer (or employee)

10. Trustee - Written Trust            The American General Bank, Houston,
                                       Texas, as Trustee, or its successors in
                                       Trust, under Trust Instrument dated
                                       May 31, 1995

    Trustee - Testamentary Trust       Trustee as provided in the Last Will and
                                       Testament of the Annuitant, or
                                       successors thereunder

11. Estate                             The Executors, Administrators, or
                                       Assigns of the Annuitant